As filed with the Securities and Exchange Commission on March 31, 1997

                                                       Registration No. 33-97444

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                           Orion Network Systems, Inc.
             (Exact name of registrant as specified in its charter)
              Delaware                                   52-2008654
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
  of incorporation or organization)
                               ------------------

                       2440 Research Boulevard, Suite 400
                            Rockville, Maryland 20850
                    (Address of principal executive offices)
                               ------------------

     Orion Network Systems, Inc. Amended and Restated 1987 Stock Option Plan
                            (Full title of the plan)
                               ------------------

                              Richard H. Shay, Esq.
                       2440 Research Boulevard, Suite 400
                            Rockville, Maryland 20850
                                 (301) 258-8101
 (Name, address and telephone number, including area code, of agent for service)
                               ------------------

                                    Copy to:
                             Steven M. Kaufman, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600
                               ------------------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

                  This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (File No. 33-97444) (the "Registration Statement") of Orion Network Systems, Inc., a Delaware corporation that is now known as Orion Oldco Services, Inc. ("Old Orion"), is filed pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "Act"), by Orion Network Systems, Inc., a Delaware corporation formerly known as Orion Newco Services, Inc. (the "Company"). In connection with the Merger (as defined below), the Company hereby adopts the Registration Statement as its own for all purposes of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                         DESCRIPTION OF THE TRANSACTION

                On January 30, 1997, at a special meeting of stockholders, the stockholders of Old Orion ratified an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 8, 1997, among Old Orion, the Company, and Orion Merger Company, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Orion Merger Subsidiary"), and the transactions contemplated thereby. On January 31, 1997 (the "Effective Date"), pursuant to the Merger Agreement, Orion Merger Subsidiary was merged with and into Old Orion, and Old Orion as the surviving corporation became a wholly owned subsidiary of the Company (the "Merger"). The Merger became effective upon the filing of a certificate of merger in Delaware on the Effective Date.

                On the Effective Date, each share of Old Orion's common stock, par value $.01 per share ("Old Common Stock"), Series A 8% Cumulative Redeemable Convertible Preferred Stock ("Old Series A Preferred Stock"), and Series B 8% Cumulative Redeemable Convertible Preferred Stock ("Old Series B Preferred Stock" and together with the Old Series A Preferred Stock, the "Old Preferred Stock") issued and outstanding immediately prior to the Effective Date was, by virtue of the Merger, converted into one share of the Company's common stock, par value $.01 per share ("Common Stock"), Series A 8% Cumulative Redeemable Convertible Preferred Stock ("Series A Preferred Stock"), and Series B 8% Cumulative Redeemable Convertible Preferred Stock ("Series B Preferred Stock" and together with the Series A Preferred Stock, the "Preferred Stock"), respectively. Also as of the Effective Date, certificates which immediately prior to the Effective Date represented Old Common Stock and Old Preferred Stock were deemed for all purposes to represent the same number of Common Stock and Preferred Stock, respectively.


                      CHANGES TO THE REGISTRATION STATEMENT

                  In accordance with Rule 414(d) under the Act, this Post-Effective Amendment No. 1 to the Registration Statement sets forth the following information for the items indicated in order to reflect material changes made in connection with or resulting from the Merger, which information hereby replaces the information set forth next to such item in the Registration
Statement:

Item 3.           Incorporation of Documents by Reference

                  The  Company  hereby   incorporates  by  reference  into  this
Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                  (a) Old Orion's latest annual report on Form 10-K dated March 29, 1996 filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for Old Orion's fiscal year ended December 31, 1995;

                  (b)      All other  reports  of Old Orion  filed  pursuant  to
                           Section 13(a) or 15(d) of the Exchange Act since December 31, 1995, including Old Orion's quarterly reports on Form 10-Q dated May 15, 1996, August 15, 1996 and November 13, 1996 for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, respectively.

                  (c) The Company's Registration Statement on Form 8-B filed with the Commission on January 31, 1997 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Common Stock.

                  (d) The Company's Report on Form 8-K filed with the Commission on February 14, 1997.

                  All reports and definitive proxy or information statements filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  A description of the Common Stock is incorporated by reference under Item 3.

Item 8.           Exhibits.

                  Exhibit
                  Number            Description
                  4.1               Restated  Certificate of  Incorporation of the Company (filed as Exhibit 3.1 to the Company's  Registration  Statement on Form 8-B filed with the Commission on
                                    January 31, 1997, and incorporated herein by reference).

                  4.2               Amended  and  Restated  Bylaws  of the  Company  (filed as  Exhibit  3.2 to the
                                    Company's  Registration  Statement  on Form 8-B filed  with the  Commission  on
                                    January 31, 1997, and incorporated herein by reference).

                  4.3               Form  of  Common  Stock  Certificate  (filed  as  Exhibit  4.3 to  Old  Orion's
                                    Registration  Statement  on Form S-1  (File  No.  33-80518),  and  incorporated herein by reference).

                  4.4               Orion Network Systems,  Inc. Amended and Restated 1987 Stock Option Plan (filed as Exhibit  10.24 to Old Orion's  Registration  Statement on Form S-1 (File No.
                                    33-80518), and incorporated herein by reference).


                                       3




                  5.1               Opinion of Hogan & Hartson  L.L.P.  regarding  the  legality of the  securities being registered  (filed as Exhibit 5.1 to Old Orion's  Registration  Statement on Form S-8 (File No. 33-97444), and incorporated herein by reference).

                  23.1              Consent of Ernst & Young LLP.

                  23.2              Consent  of  Hogan &  Hartson  L.L.P.  (included  in  their  opinion  filed  as
                                    Exhibit 5.1  to Old  Orion's  Registration  Statement  on Form  S-8  (File  No.
                                    33-97444), and incorporated herein by reference).

                  24.1              Power of Attorney (included on signature pages).



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland on the 31st day of March, 1997.

                                  ORION NETWORK SYSTEMS, INC.



                                  BY:  /s/ W. Neil Bauer
                                       -----------------------------------
                                       W. Neil Bauer
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

                  Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints John G. Puente, W. Neil Bauer and David J. Frear, and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Signature                                 Title                              Date

              /s/ W. Neil Bauer                        Chief Executive                    March 31, 1997
--------------------------------------------
          W. Neil Bauer, President                  Officer and Director
                                                (Principal Executive Officer)


             /s/ David J. Frear                       Chief Financial                     March 31, 1997
--------------------------------------------
       David J. Frear, Vice President               Officer and Treasurer
                                                (Principal Financial Officer
                                              and Principal Accounting Officer)


            /s/ Gustave M. Hauser                         Director                        March 31, 1997
--------------------------------------------
         Gustave M. Hauser, Chairman


                                       5




             /s/ John V. Saeman                           Director                        March 31, 1997
--------------------------------------------
               John V. Saeman


             /s/ John G. Puente                           Director                        March 31, 1997
--------------------------------------------
               John G. Puente


            /s/ Richard J. Brekka                         Director                        March 31, 1997
--------------------------------------------
              Richard J. Brekka


          /s/ Warren B. French, Jr.                       Director                        March 31, 1997
--------------------------------------------
            Warren B. French, Jr.


             /s/ Sidney S. Kahn                           Director                        March 31, 1997
--------------------------------------------
               Sidney S. Kahn


             /s/ W. Anthony Rice                          Director                        March 31, 1997
--------------------------------------------
               W. Anthony Rice


            /s/ Robert M. Van Degna                       Director                        March 31, 1997
--------------------------------------------
             Robert M. Van Degna


             /s/ Barry Horowitz                           Director                        March 31, 1997
--------------------------------------------
               Barry Horowitz



                                                EXHIBIT INDEX



Exhibit
Number                                            Description                                             Page
4.1          Restated  Certificate  of  Incorporation  of the Company  (filed as Exhibit 3.1 to the        *
             Company's  Registration  Statement  on  Form  8-B  filed  with  the
             Commission  on  January  31,  1997,  and  incorporated   herein  by
             reference).
4.2          Amended  and  Restated  Bylaws of the Company  (filed as Exhibit 3.2 to the  Company's        *
             Registration  Statement on Form 8-B filed with the Commission on January 31, 1997, and incorporated herein by reference).
4.3          Form  of  Common  Stock  Certificate   (filed  as  Exhibit  4.3  to  the  Old  Orion's        *
             Registration  Statement on Form S-1 (File No.  33-80518),  and incorporated  herein by reference).
4.4          Orion Network  Systems,  Inc. Amended and Restated Stock Option Plan (filed as Exhibit        *
             10.24 to Old  Orion's  Registration  Statement  on Form S-1 (File No.  33-80518),  and
             incorporated herein by reference).
5.1          Opinion of Hogan & Hartson  L.L.P.  regarding  the  legality of the  securities  being        *
             registered  (filed as Exhibit 5.1 to Old Orion's  Registration  Statement  on Form S-8
             (File No. 33-97444), and incorporated herein by reference).
23.1         Consent of Ernst & Young LLP.
23.2         Consent of Hogan & Hartson  L.L.P.  (included in their opinion filed as Exhibit 5.1 to        *
             Old Orion's Registration  Statement on Form S-8 (File No. 33-97444),  and incorporated herein by reference).
24.1         Power of Attorney (included on signature pages).                                              *

*incorporated by reference

